EXHIBIT 99.3

MBE Holdings Inc.

For the three and nine months ended September 30, 2016 and 2015 (unaudited)

For the years ended December 31, 2015 and 2014 (audited)

SRCO Professional Corporation

Chartered Professional Accountants

Licensed Public Accountants

Park Place Corporate Centre

15 Wertheim Court, Suite 409

Richmond Hill, ON L4B 3H7

Tel: 905 882 9500 & 416 671 7292

Fax: 905 882 9580

Email: info@srco.ca

www.srco.ca

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of MBE Holdings Inc.

We have audited the accompanying balance sheets of MBE Holdings Inc. [the “Company”] as of December 31, 2015, and 2014, and the related statements of operations and comprehensive loss, stockholders’ deficiency, and cash flows for each of the years in the two-year period ended December 31, 2015. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred recurring losses from operations and has a working capital deficiency and an accumulated deficit that raises substantial doubts about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Richmond Hill, Ontario, Canada December 5, 2016	/s/ SRCO Professional Corporation CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practise public accounting by the Chartered Professional Accountants of Ontario

Page | 1

MBE Holdings Inc.

BALANCE SHEETS

(Expressed in US dollars)

	As at September 30, 2016 (unaudited)	As at December 31, 2015 (audited)	As at December 31, 2014 (audited)
	$	$	$
CURRENT ASSETS
Cash	28,301	25,634	7,476
Prepaid and other receivables	5,016	2,678	909
Total current assets	33,317	28,312	8,385

Equipment [Note 5]	21,648	11,100	1,393
TOTAL ASSETS	54,965	39,412	9,778

CURRENT LIABILITIES
Accrued liabilities	13,720	14,442	5,176
Due to related parties [Note 6]	1,949,118	1,004,736	284,927
Due to a shareholder [Note 6]	510,514	418,743	267,405
TOTAL LIABILITIES	2,473,352	1,437,921	557,508

STOCKHOLDERS' DEFICIENCY
Common stock, $0.0001 par value, 200,000,000 authorized, 157,458,778 shares issued and outstanding as at September 30, 2016, December 31, 2015 and 2014 [Note 7]	15,746	15,746	15,746
Additional paid-in-capital	2,468,207	2,468,207	2,468,207
Accumulated other comprehensive income	121,146	206,231	38,946
Accumulated deficit	(5,023,486)	(4,088,693)	(3,070,629)
Total stockholders' deficiency	(2,418,387)	(1,398,509)	(547,730)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	54,965	39,412	9,778

Commitments [Note 10]

Subsequent events [Note 11]

See accompanying notes to financial statements

On behalf of the Board: _______________________________

Page | 2

MBE Holdings Inc.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in US dollars)

	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015	Year ended December 31, 2015	Year ended December 31, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)
	$	$	$	$	$	$

REVENUE	—	—	—	—	—	—

EXPENSES
General and administrative expenses	137,428	33,028	234,052	94,114	119,784	99,539
Research and development expenses [Note 8]	272,992	125,640	700,526	376,199	898,798	541,331
TOTAL OPERATING EXPENSES	410,420	158,668	934,578	470,313	1,018,582	640,870

Exchange gain (loss)	241	(36)	215	188	(518)	2,877
NET LOSS BEFORE INCOME TAXES	(410,661)	(158,632)	(934,793)	(470,501)	(1,018,064)	(643,747)

Income taxes [Note 9]	—	—	—	—	—	—
NET LOSS	(410,661)	(158,632)	(934,793)	(470,501)	(1,018,064)	(643,747)

Translation adjustment	(28,362)	41,821	(85,085)	125,464	167,285	27,223

COMPREHENSIVE LOSS	(439,023)	(116,811)	(1,019,878)	(345,037)	(850,779)	(616,524)

LOSS PER SHARE, BASIC AND DILUTED	(0.003)	(0.001)	(0.006)	(0.003)	(0.006)	(0.004)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	157,208,778	157,208,778	157,208,778	157,208,778	157,208,778	157,257,408

See accompanying notes to financial statements

Page | 3

MBE Holdings Inc.

STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

(Expressed in US dollars)

				Accumulated
			Additional	other
	Common stock		paid-in-	comprehensive	Accumulated
	Shares	Amount	capital	income (loss)	deficit	Total
		$	$	$	$	$
Balance, December 31, 2013 (audited)	157,208,778	15,721	2,418,232	11,723	(2,426,882)	18,794
Issuance of shares for cash [Note 7]	250,000	25	49,975	—	—	50,000
Translation adjustment	—	—	—	27,223	—	27,223
Net loss	—	—	—	—	(643,747)	(643,747)
Balance, December 31, 2014 (audited)	157,458,778	15,746	2,468,207	38,946	(3,070,629)	(547,730)
Translation adjustment	—	—	—	167,285	—	167,285
Net loss	—	—	—	—	(1,018,064)	(1,018,064)
Balance, December 31, 2015 (audited)	157,458,778	15,746	2,468,207	206,231	(4,088,693)	(1,398,509)
Translation adjustment	—	—	—	(85,085)	—	(85,085)
Net loss	—	—	—	—	(934,793)	(934,793)
Balance, September 30, 2016 (unaudited)	157,458,778	15,746	2,468,207	121,146	(5,023,486)	(2,418,387)

See accompanying notes to financial statements

Page | 4

MBE Holdings Inc.

STATEMENTS OF CASH FLOWS

(Expressed in US dollars)

	Nine months ended September 30, 2016	Nine months ended September 30, 2015	Year ended December 31, 2015	Year ended December 31, 2014
	(unaudited)	(unaudited)	(audited)	(audited)
	$	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(934,793)	(470,501)	(1,018,064)	(643,747)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,469	1,856	2,475	922

Changes in operating assets and liabilities:
Prepaid expenses and other receivables	(2,171)	(2,222)	(2,076)	—
Accrued liabilities	(1,512)	11,907	10,949	5,431
Net cash used in operating activities	(934,007)	(458,960)	(1,006,716)	(637,394)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(14,322)	(11,102)	(13,233)	(1,416)
Net cash used in investing activities	(14,322)	(11,102)	(13,233)	(1,416)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares	—	—	—	50,000
Due to related parties	881,582	267,600	829,842	365,428
Due to a shareholder	67,982	286,015	211,090	216,864
Net cash provided by financing activities	949,564	553,615	1,040,932	632,292

Effect of foreign currency translation	1,432	(88,374)	(2,825)	140

Net increase (decrease) in cash during the period/year	1,235	83,553	20,983	(6,518)
			7,476
Cash, beginning of period/year	25,634	7,476	7,476	13,854
Cash, end of period/year	28,301	2,655	25,634	7,476

See accompanying notes to financial statements

Page | 5

MBE Holdings Inc.

Notes to Financial Statements

For the three and nine months ended September 30, 2016 and 2015 (unaudited)

For the years ended December 31, 2015 and 2014 (audited)

(Expressed in US dollars)

1. NATURE OF OPERATIONS

MBE Holdings Inc. [the “Company”] was incorporated as a limited liability company on April 13, 2010 under the laws of the State of Delaware. On August 6, 2012, the status of the Company was changed from a limited liability company to a corporation through a certificate of conversion from a limited liability company to a corporation pursuant to section 265 of the Delaware General Corporation Law. The Company is engaged in research and development activities to offer an online complaint resolution platform for consumers and business, including ratings, reviews and polling’s. As such, its efforts to date have been devoted in building technology that enables access to this market through the development of a tangible product.

2. BASIS OF PRESENTATION AND MEASUREMENT

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States dollars (“USD”).

3. GOING CONCERN

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses from operations and as at September 30, 2016, December 31, 2015 and 2014 had a working capital deficiency of $2,418,387, $1,398,509 and $547,730, respectively and an accumulated deficit of $5,023,486, $4,088,693 and $3,070,629, respectively. Management anticipates the Company will attain profitable status and improve its liquidity through continued business development and additional debt or equity investment in the Company. The Company’s continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company, in which case the Company may be unable to meet its obligations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in the financial statements. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary should the Company be unable to continue in existence.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

Cash includes cash on hand and balances with banks.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include: deferred income tax assets and related valuation allowance and accruals. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Page | 6

MBE Holdings Inc.

Notes to Financial Statements

For the three and nine months ended September 30, 2016 and 2015 (unaudited)

For the years ended December 31, 2015 and 2014 (audited)

(Expressed in US dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at September 30, 2016 and 2015, and December 31, 2015 and 2014.

Foreign Currency Translation

The functional currency of the Company is Canadian dollar. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net loss for the year. The translation gains and losses resulting from the changes in exchange rates are reported in accumulated other comprehensive gain (loss).

Equipment

Equipment is stated at cost less accumulated depreciation and depreciated over their estimated useful lives at the following rate and method.

Furniture and fixtures	20% per annum – declining balance method
Computer equipment	55% per annum – declining balance method

Routine repairs and maintenance are expensed as incurred. Improvements, that are betterments, are capitalized at cost. The Company applies a half‑year rule in the year of acquisition.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset or asset group, discounted at a rate commensurate with the risk involved.

Page | 7

MBE Holdings Inc.

Notes to Financial Statements

For the three and nine months ended September 30, 2016 and 2015 (unaudited)

For the years ended December 31, 2015 and 2014 (audited)

(Expressed in US dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

•	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

•	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash and accounts payable. The Company's cash, which is carried at fair value, is classified as a Level 1 financial instrument. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740. The Company provides for federal and provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Research and Development

Research and development costs, which relate primarily to product and software development, are charged to operations as incurred. Under certain research and development arrangements with third parties, the Company may be required to make payments that are contingent on the achievement of specific developmental, regulatory and/or commercial milestones. Before a product receives regulatory approval, milestone payments made to third parties are expensed when the milestone is achieved. Milestone payments made to third parties after regulatory approval is received are capitalized and amortized over the estimated useful life of the approved product.

Page | 8

MBE Holdings Inc.

Notes to Financial Statements

For the three and nine months ended September 30, 2016 and 2015 (unaudited)

For the years ended December 31, 2015 and 2014 (audited)

(Expressed in US dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Operating Leases

The Company leases office space under operating lease agreements. The lease term begins on the date of initial possession of the leased property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

Recently Issued Accounting Pronouncements

The Company adopted the accounting pronouncement issued by the Financial Accounting Standards Board ("FASB") to update guidance on how companies account for certain aspects of share-based payments to employees. This pronouncement is effective for fiscal years beginning after December 15, 2016, and interim periods within those years, with early adoption permitted. This guidance requires all income tax effects of awards to be recognized in the income statement when the awards vest or are settled and changes the presentation of excess tax benefits on the statement of cash flows.

The Company adopted these provisions on a prospective basis. In addition, this pronouncement changes guidance on: (a) accounting for forfeitures of share-based awards and (b) employers’ accounting for an employee’s use of shares to satisfy the employer’s statutory income tax withholding obligation. The adoption of this pronouncement did not have a material impact on the financial position and/or results of operations.

In February 2016, an accounting pronouncement was issued by the FASB to replace existing lease accounting guidance. This pronouncement is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet for most leases. Expenses associated with leases will continue to be recognized in a manner similar to current accounting guidance. This pronouncement is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted. The adoption is required to be applied on a modified retrospective basis for each prior reporting period presented. The Company has not yet determined the effect that the adoption of this pronouncement may have on the financial position and/or results of operations.

On January 1, 2016, the Company adopted the accounting pronouncement issued by the FASB which eliminates the requirement that an acquirer in a business combination account for measurement-period adjustments retrospectively. Instead, an acquirer will recognize a measurement-period adjustment during the period in which it determines the amount of the adjustment. The adoption of this pronouncement did not have a material impact on the financial position and/or results of operations.

On January 1, 2016, the Company adopted the accounting pronouncement issued by the FASB to update the guidance related to the presentation of debt issuance costs. This guidance requires debt issuance costs, related to a recognized debt liability, be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability rather than being presented as an asset. The Company adopted this pronouncement on a retrospective basis, and the adoption did not have a material impact on the financial position and/or results of operations.

In November 2015, an accounting pronouncement was issued by the FASB to simplify the presentation of deferred income taxes within the balance sheet. This pronouncement eliminates the requirement that deferred tax assets and liabilities are presented as current or noncurrent based on the nature of the underlying assets and liabilities. Instead, the pronouncement requires all deferred tax assets and liabilities, including valuation allowances, be classified as noncurrent. This pronouncement is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company intends to adopt this pronouncement on January 1, 2017, and the adoption will not have a material impact on the financial position and/or results of operations.

Page | 9

MBE Holdings Inc.

Notes to Financial Statements

For the three and nine months ended September 30, 2016 and 2015 (unaudited)

For the years ended December 31, 2015 and 2014 (audited)

(Expressed in US dollars)

5. EQUIPMENT

	As at September 30,	As at December 31,	As at December 31,
	2016	2015	2014
	(unaudited)	(audited)	(audited)
	$	$	$
Furniture	16,902	9,807	—
Computer equipment	13,793	5,597	3,805
Total cost	30,695	15,404	3,805
Less: Accumulated depreciation	(9,047)	(4,304)	(2,412)
	21,648	11,100	1,393

6. DUE TO RELATED PARTIES/SHAREHOLDER

The balances due to related parties and shareholder are interest free, unsecured and are repayable on demand. The balances due to related parties and shareholders are mainly in connection with the services and financing provided for the development of an online complaint resolution platform as explained in Note 1 to the financial statements (Also refer Note 8).

7. STOCKHOLDERS’ DEFICIENCY

Authorized stock

The Company was authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per common stock. On November 16, 2016, the Company filed a certificate of amendment and increased the authorized shares of common stock to 300,000,000.

Issued and outstanding stock

On October 20, 2014, the Company issued 250,000 shares of common stock at a price of $0.20 per share and received cash proceeds of $50,000.

As at September 30, 2016 and December 31, 2015 and 2014, the Company has an outstanding shares of common stock of 157,458,778.

8. RELATED PARTY TRANSACTIONS AND BALANCES

The Company’s transactions with related parties were carried out on normal commercial terms and in the course of the Company’s business.

Other than those disclosed elsewhere in the financial statements, the related party transactions and balances are as follows:

Research and development expenses for the three and nine months ended September 30, 2016 and 2015, and years ended December 31, 2015 and 2014 include consulting charges from shareholders and related parties of $61,309, $73,331, $216,424, $223,648, $323,894 and $242,750, respectively.

Page | 10

MBE Holdings Inc.

Notes to Financial Statements

For the three and nine months ended September 30, 2016 and 2015 (unaudited)

For the years ended December 31, 2015 and 2014 (audited)

(Expressed in US dollars)

9. INCOME TAXES

Income taxes

The provision for income taxes differs from the amounts which would be provided by applying the statutory United States Federal corporate income tax rate of approximately 39% for the three and nine months ended September 30, 2016 and years ended December 31, 2015 and 2014 as follows:

	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015	Year ended December 31, 2015	Year ended December 31, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)
	$	$	$	$	$	$
					$	$
Net loss before income taxes	(410,661)	(158,632)	(934,793)	(470,501)	(1,018,064)	(643,747)

Expected income tax recovery from net loss	(160,158)	(61,866)	(364,569)	(183,495)	(397,045)	(251,061)
Non-deductible expenses	—	—	—	—	—	—
Change in valuation allowance	160,158	61,866	364,569	183,495	397,045	251,061
	—	—	—	—	—	—

Deferred tax assets

	As at September 30,	As at December 31,	As at December 31,
	2016	2015	2014
	(unaudited)	(audited)	(audited)
	$	$	$

Non-capital loss carry forwards	634,193	404,127	1,197,545
Change in valuation allowance	(634,193)	(404,127)	(1,197,545)
	—	—	—

Page | 11

MBE Holdings Inc.

Notes to Financial Statements

For the three and nine months ended September 30, 2016 and 2015 (unaudited)

For the years ended December 31, 2015 and 2014 (audited)

(Expressed in US dollars)

9. INCOME TAXES (continued)

As of September 30, 2016 and December 31, 2015 and 2014, the Company determined that a valuation allowance relating to above deferred tax asset of the Company was necessary. This determination was based largely on the negative evidence represented by the losses incurred. The Company decided not to recognize any deferred tax asset, as it is not more likely than not to be realized. Therefore, a valuation allowance of $634,193, $404,127 and $1,197,545, for the nine months ended September 30, 2016 and years ended December 31, 2015 and 2014, respectively, was recorded to offset deferred tax assets.

As of September 30, 2016, December 31, 2015 and 2014, the Company has approximately $5,023,486, $4,088,693 and $3,070,629, respectively, of non-capital losses available to offset future taxable income. These losses will expire between 2033 to 2035.

As of September 30, 2016 and December 31, 2015 and 2014, the Company is not subject to any uncertain tax positions.

10. COMMITMENTS

On March 8, 2016, the Company entered into an operating lease contract for its office premises in Oakville, Ontario for a three year and eight months term commenced from May 1, 2016. The monthly lease payment is between $3,350 to $4,890 plus applicable taxes.

11. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to December 5, 2016, the date the financial statements were issued, pursuant to the requirements of ASC 855 and has determined that there are no material subsequent events to report.

Page | 12